Exhibit 99.1

                                [OBJECT OMITTED]
                                 (Sangui Biotech
                         International, Inc. Letterhead)



SANGUI AND MERCATURA SIGN LETTER OF INTENT TO MARKET ANTI-AGING FORMULATION

Witten, May 6, 2004 - SanguiBioTech GmbH, Witten, Germany, a wholly owned subsidiary of SanguiBioTech International, Inc. (NASD OTCBB: SGBI), and Mercatura Cosmetics Biotech AG, Achim, Germany, have signed a letter of intent aiming at marketing "Pure Moisture", an anti-aging nano-formulation developed by Sangui. Under the proposed agreement Sangui will license to Mercatura the exclusive right to sell the nano-emulsion in German and international markets. Mercatura plans to include this product under its "Wunderkind" brand, jointly marketed by Mercatura and German top designer Wolfgang Joop. "Pure moisture" recently received top marks in skin tolerance and moisturization by Dermatest, renowned independent German dermatological research and testing institute.




For more information:
Joachim Fleing
Phone: +49 (160) 741 27 17
Fax: +49 (2302) 915 191
e-mail: fleing@sangui.de




This news release includes statements, other than historical fact, that may be deemed forward-looking. These statements may be accompanied by words such as "believe," "estimate," "project," "expect," "anticipate," or "predict" that conveys the uncertainty of future events or outcomes. These statements are based on assumptions that the Company believes are reasonable; however, many factors could cause the Company's actual results in the future to differ materially from the forward-looking statements made herein and in any other documents or oral presentations made by, or on behalf of, the Company. Important factors which could cause actual results to differ materially from those in forward-looking statements include, among others, the ability to obtain additional financing, which is not assured; rapid technological developments and changes; problems in developments of the Company's products; price and product competition by competitors; general economic conditions; and factors discussed in the Company's SEC filings. Shareholders are cautioned that the forward-looking statements are not guarantees of future performance and that developments different from those projected in the forward-looking statements can be expected. Sangui does not intend (and is not legally obligated) to update publicly any forward-looking statements.